EXHIBIT 4.19

                     AMENDED AND RESTATED CREDIT AGREEMENT
                           (PARTNERSHIP GUARANTORS)

                                     Among

                        SALTON SEA FUNDING CORPORATION,
                            a Delaware corporation,
                                  as lender,

                                      and

                         CALENERGY OPERATING COMPANY,
                            a Delaware corporation

                             VULCAN POWER COMPANY,
                             a Nevada corporation

                            CONEJO ENERGY COMPANY,
                           a California corporation,

                            NIGUEL ENERGY COMPANY,
                           a California corporation,

                          SAN FELIPE ENERGY COMPANY,
                           a California corporation,

                              BN GEOTHERMAL INC.,
                            a Delaware corporation,

                               DEL RANCH, L.P.,
                       a California limited partnership,

                                 ELMORE, L.P.,
                       a California limited partnership,

                                LEATHERS, L.P.,
                       a California limited partnership,

                                      and

                      VULCAN/BN GEOTHERMAL POWER COMPANY,
                         a Nevada general partnership,
                                 as borrowers

                              dated June 20, 1996






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                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
- - DEFINITIONS AND AMENDMENT.........................................................8

Definitions.........................................................................8

Amendment and Restatement...........................................................8

- - DESCRIPTION OF THE LOAN...........................................................8

Acknowledgements of the Partnership Guarantors; Partnership Project Loan............8

Term of This Agreement..............................................................9

Interest ...........................................................................9

Repayment...........................................................................9

(a) Optional Prepayment.............................................................10

Mandatory Prepayment................................................................10

Obligations of the Partnership Guarantors Hereunder Unconditional...................10

General Terms of Payment............................................................11

Security ...........................................................................11

- - REPRESENTATIONS AND WARRANTIES....................................................11

Organization, Power and Status of the Partnership Guarantors........................12

Authorization; Enforceability; Execution and Delivery...............................12





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No Conflicts; Laws and Contracts; No Default; Representations and Warranties........13

Litigation..........................................................................14

Environmental Matters...............................................................14

Employee Benefit Plans..............................................................14

Business of the Partnership Guarantors..............................................15

Valid Title.........................................................................15

Security Interests..................................................................15

Utility Regulation..................................................................15

Qualifying Facility.................................................................16

Investment Company Act..............................................................16

No Defaults.........................................................................16

Governmental Approvals..............................................................16

Margin Stock........................................................................16

Taxes    ...........................................................................17

Ownership of Partnership Guarantors.................................................17

Disclosure..........................................................................17

- - COVENANTS AND AGREEMENTS OF THE PARTNERSHIP GUARANTORS............................18

Reporting Requirements..............................................................18





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Sale of Assets......................................................................18

Sale of Partnership Interests.......................................................19

Insurance...........................................................................19

QF Status...........................................................................19

Governmental Approvals; Title.......................................................20

Nature of Business..................................................................20

Compliance With Laws................................................................21

Prohibition on Fundamental Changes..................................................21

Revenue Fund........................................................................22

Transactions With Affiliates........................................................22

Restricted Payments.................................................................22

Exercise of Rights Under Partnership Project Documents..............................22

Amendments to Contracts.............................................................23

Limitations on Debt/Liens...........................................................23

Books and Records...................................................................24

Additional Project Documents........................................................24

Maintenance of Existence............................................................24

Taxes    ...........................................................................24





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Additional Documents; Filings and Recordings........................................25

- - DEFAULT AND REMEDIES..............................................................25

Events of Default...................................................................25

Consequences of Event of Default....................................................29

Continuing Lien.....................................................................30

Defense of Actions..................................................................31

- - GENERAL TERMS AND CONDITIONS......................................................32

Notices  ...........................................................................32

Amendments and Waivers..............................................................34

Election of Remedies................................................................35

Severability........................................................................35

Third-Party Beneficiaries; Prior Agreements.........................................35

Partnership Guarantors in Control...................................................36

Number and Gender...................................................................36

Captions ...........................................................................36

Applicable Law and Jurisdiction.....................................................36

Consent  ...........................................................................36

No Recourse.........................................................................36





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Counterparts........................................................................37

Successors and Assigns..............................................................37

Joint and Several Obligations.......................................................37



                     AMENDED AND RESTATED CREDIT AGREEMENT
                           (PARTNERSHIP GUARANTORS)

                  This AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 20, 1996 (this "Amendment") is by and between SALTON SEA FUNDING CORPORATION, a Delaware corporation ("Funding Corporation"), as lender, and CALENERGY OPERATING COMPANY, a Delaware corporation ("CEOC"), VULCAN POWER COMPANY, a Nevada corporation ("VPC"), CONEJO ENERGY COMPANY, a California corporation ("Conejo"), NIGUEL ENERGY COMPANY, a California corporation ("Niguel"), SAN FELIPE ENERGY COMPANY, a California corporation ("San Felipe"), BN GEOTHERMAL INC., a Delaware corporation ("BNG"), DEL RANCH, L.P., a California limited partnership ("Del Ranch"), ELMORE, L.P., a California limited partnership ("Elmore"), LEATHERS, L.P., a California limited partnership ("Leathers"), and VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership ("Vulcan", and together with CEOC, VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore and Leathers, the "Partnership Guarantors") as borrowers.







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                             W I T N E S S E T H:

                  WHEREAS, Funding Corporation is a corporation established for the sole purpose of making loans to the Guarantors of proceeds from the issuance of notes and bonds (collectively, the "Securities") in its individual capacity as principal and as agent acting on behalf of the Guarantors pursuant to the Trust Indenture, dated as of July 21, 1995, between Funding Corporation and Chemical Trust Company of California, a California corporation, as trustee ("Trustee"), as the same may be amended, modified or supplemented (as so amended, modified or supplemented, including, pursuant to that certain Second Supplemental Indenture dated as of even date herewith, the "Indenture"); and

                  WHEREAS, the principal and interest payments on the Securities will be serviced by repayment of loans made by Funding Corporation to the Guarantors and guaranteed by the Guarantors, subject to the conditions set forth in the Indenture; and

                  WHEREAS, on July 21, 1995 the Funding Corporation issued and sold Securities in the aggregate principal amount of $475,000,000.00; and

                  WHEREAS, Funding Corporation used a portion of the proceeds from the sale of such Securities to make a loan to CEOC and VPC pursuant to that certain Credit Agreement (Partnership Guarantors) dated as of July 21, 1995 between Funding Corporation, CEOC and VPC (the "Original Partnership Credit Agreement") in the aggregate amount of $75,000,000.00 (the "Original Partnership Project Loan") portions of which were used: (a) to repay certain non-recourse indebtedness incurred by California Energy in connection with the Magma Acquisition; and (b) used to pay certain costs of issuing the Securities; and


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                  WHEREAS, Funding Corporation has simultaneously with the
execution and delivery of this Amendment issued and sold Securities in the aggregate principal amount of $135,000,000.00; and

                  WHEREAS, Funding Corporation intends to use the proceeds from the Securities issued and sold contemporaneously herewith to make a loan to the Partnership Guarantors in the amount of $135,000,000.00 (the "Additional Partnership Project Loan", and together with the Original Partnership Project Loan, the "Partnership Project Loan") portions of which will be used for the following purposes: (a) approximately $96 million to refinance all existing project-level indebtedness of the Partnership Projects,
(b) approximately $15 million to fund certain capital improvements to the Partnership Projects and the Salton Sea Projects, and (c) approximately $23 million to fund a portion of the purchase price for the acquisition by certain of the Partnership Guarantors of the 50% interest in each of the Partnership Projects previously owned by a third party; and

                  WHEREAS, in connection with the making of the Additional Partnership Project Loan, each Partnership Guarantor (including Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore, Leathers and Vulcan) has agreed to become jointly and severally liable with each other Partnership Guarantor for the entire amount of the Original Partnership Project Loan; and

                  WHEREAS, in order to evidence and implement the making of the Additional Partnership Project Loan and the addition of Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore, Leathers and Vulcan as borrowers under the Original Partnership Project Loan, the parties hereto have agreed to amend and restate the Original Partnership Credit Agreement as set forth herein.


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                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

1                  - DEFINITIONS AND AMENDMENT

 .1.           Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in Exhibit A to the Indenture, which Exhibit A is hereby incorporated by this reference.

 .2.           Amendment and Restatement. From and after the date hereof, the terms of the Original Partnership Credit Agreement shall be amended to read in their entirety as set forth in this Amendment and the terms of this Amendment shall govern and control the rights and obligations of the parties in and with respect to the Partnership Project Loan, notwithstanding any conflict between the terms of this Amendment and the terms of the Original Partnership Credit Agreement. As amended and restated by this Amendment, the Original Partnership Credit Agreement shall be referred to herein as the "Agreement."

2                  - DESCRIPTION OF THE LOAN

 .1.           Acknowledgements of the Partnership Guarantors; Partnership
Project Loan. The Partnership Guarantors hereby acknowledge and agree that:

              (a) The Partnership Guarantors are indebted to Funding Corporation for all principal, interest, and other amounts currently outstanding on the Original Partnership Project Loan;


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              (b) Pursuant to this Agreement, Funding Corporation does
hereby lend to the Partnership Guarantors and the Partnership Guarantors do hereby borrow from Funding Corporation the principal amount of the Additional Partnership Project Loan;

              (c) The Partnership Project Loan shall be evidenced by a promissory note or notes issued by the Partnership Guarantors in favor of Funding Corporation (collectively, the "Partnership Project Note"); and

              (d) If proceeds from the issuance of any Additional Securities are loaned to the Partnership Guarantors, the outstanding principal balance on the Partnership Project Loan shall be increased by the amount of such proceeds and the Partnership Project Loan shall include the loan to the Partnership Guarantors of such proceeds, as evidenced by a promissory note issued by the Partnership Guarantors.

Section .2.        Term of This Agreement. This Agreement shall remain in full force and effect from the date hereof until payment in full of all amounts due under this Agreement.

Section .3.        Interest. Interest hereunder shall be paid in arrears on
each May 30th and November 30th commencing on November 30, 1996 until all principal hereunder is paid in full. Interest shall be computed on the basis of a three hundred sixty (360) day year, consisting of twelve (12) thirty (30) day months and at the applicable rate per annum specified on Schedule 1 hereto. Principal shall be payable hereunder in an amount and on the dates set forth on Schedule 1 hereto.

Section .4.       Repayment. The Partnership Guarantors shall repay the
Partnership Project Loan in installments to Funding Corporation on the dates, at the times and in the amounts


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set forth on Schedule 1 attached hereto (as the same may be modified pursuant to Section 8.3 of the Indenture).

Section .5.        (a) Optional Prepayment. The Partnership Guarantors shall
have the optional right to prepay the Partnership Project Loan in such amounts and at such times as may be appropriate to permit Funding Corporation to redeem the Securities pursuant to the optional redemption provisions set forth in Section 3.1 of the Indenture or defease the Securities pursuant to the optional defeasance provisions set forth in Section 10.1 of the Indenture.

                   (a) Mandatory Prepayment. The Partnership Guarantors shall be required to prepay principal, and to pay accrued interest on such prepaid principal, on the Partnership Project Loan in such amounts and at such times as may be required to permit Funding Corporation to redeem the Securities pursuant to the mandatory redemption provisions set forth in Section 3.3 of the Indenture as they apply specifically to the Partnership Guarantors and/or their projects or contracts.


Section .6.        Obligations of the Partnership Guarantors Hereunder
Unconditional. The obligations of the Partnership Guarantors to make the payments required in Sections 2.3 and 2.4 hereof shall be absolute and unconditional; and the Partnership Guarantors shall not discontinue such payments for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from the Partnership Projects, destruction of or damage to the Partnership Projects, including commercial frustration of purpose, or change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of California or any political subdivision of either. The Partnership Guarantors may, however, at their own cost and expense


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and in their own name or in the name of Funding Corporation, prosecute or defend any action or proceeding or take any other action involving third persons which the Partnership Guarantors deem reasonably necessary in order to secure or protect their rights with respect to the Partnership Projects.

Section .7.        General Terms of Payment. (a) All sums payable to Funding
Corporation hereunder shall be deemed paid to the extent the Depositary Agent shall apply amounts held by the Depositary Agent in accordance with the Depositary Agreement to the payment of principal of or interest on the Partnership Project Loan and the Securities in accordance with the Depositary Agreement.

                   (a) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next succeeding Business Day, and any interest on any payment shall be payable for such extended time at the specified rate.

                   (b) If no due date is specified for the payment of any amount payable by the Partnership Guarantors hereunder, such amount shall be due and payable not later than ten (10) days after receipt of written demand by Funding Corporation to the Partnership Guarantors for payment thereof.

Section .8.        Security.  The obligations of the Partnership Guarantors
hereunder shall be secured as set forth herein and under the Security
Documents.

ARTICLE 2          - REPRESENTATIONS AND WARRANTIES
              The Partnership Guarantors represent and warrant to Funding Corporation as follows:


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Section .1.   Organization, Power and Status of the Partnership Guarantors.
(a) CEOC and BNG are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) VPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (c) Conejo, Niguel and San Felipe are corporations duly organized, validly existing and in good standing under the laws of the State of California, (d) Del Ranch, Elmore and Leathers are limited partnerships, duly organized, validly existing and in good standing under the laws of the State of California, (e) Vulcan is a general partnership, duly organized, validly existing and in good standing under the laws of the State of Nevada and (f) each of the Partnership Guarantors is duly qualified in the State of California and is duly authorized to do business in each other jurisdiction where the nature of its activities makes such qualification necessary. Each of the Partnership Guarantors has all requisite power and authority to carry on its business as now being conducted and as proposed to be conducted.

Section .2.        Authorization; Enforceability; Execution and Delivery.

              (a) Each of the Partnership Guarantors has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Partnership Project Note and each other Financing Document to which it is a party.

              (b) All action on the part of each of the Partnership Guarantors that is required for the authorization, execution, delivery and performance of this Agreement, the Partnership Project Note and each other Financing Document to which such Partnership Guarantor is a party have been duly and effectively taken; and the execution, delivery and performance of this Agreement, the Partnership Project Note and each such other Financing Document to which any of the Partnership Guarantors is a party does not require the approval or consent of any holder or


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trustee of any Debt or other material obligations of the Partnership
Guarantors which has not been obtained.

              (c) This Agreement, the Partnership Project Note and each other Financing Document to which any of the Partnership Guarantors is a party have been duly authorized, executed and delivered by the Partnership Guarantors. Each of this Agreement, the Partnership Project Note and each other Financing Document to which any of the Partnership Guarantors is a party constitutes a legal, valid and binding obligation of such Partnership Guarantor enforceable against such Partnership Guarantor in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and subject to general principles of equity.

Section .1.        No Conflicts; Laws and Contracts; No Default;
Representations and Warranties. (a) Neither the execution, delivery and performance of this Agreement, the Partnership Project Note or any other Financing Document to which any of the Partnership Guarantors is a party, nor the consummation of any of the transactions contemplated hereby or thereby (i) contravenes any provision of Law applicable to any of the Partnership Guarantors or any of the Collateral, except any contravention which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) conflicts or is inconsistent with or constitutes a default under the articles of incorporation, by-laws, or partnership agreement of any of the Partnership Guarantors, or of any other terms of any Partnership Project Document, Financing Document or any other agreement or instrument to which the Partnership Guarantors may be subject except any such conflict, inconsistency, default or violation which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (iii)


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results in the creation or imposition of (or the obligation to create or impose) any Liens (other than Permitted Liens) on the Partnership Collateral.

                  (b) Each of the Partnership Guarantors is in compliance with any and all Laws applicable to it, except any such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section .2.        Litigation There are no claims, actions, suits,
investigations or proceedings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against any of the Partnership Guarantors or, to the best knowledge of any of the Partnership Guarantors after due inquiry, threatened against any of the Partnership Guarantors or any property or other assets or rights of the Partnership Guarantors that could reasonably be expected to result in a Material Adverse Effect.

Section .3.        Environmental Matters. To the best knowledge of the
Partnership Guarantors after due inquiry, the Partnership Projects are in compliance with all existing applicable Environmental Laws and there are no facts, circumstances or conditions under any existing Environmental Law which could, individually or in the aggregate with all other circumstances or conditions, reasonably be expected to result in a Material Adverse Effect.

Section .4.        Employee Benefit Plans. Each Plan (including without
limitation each Plan of a Commonly Controlled Entity) as to which the Partnership Guarantors may have any liability complies with all applicable requirements of Law and regulations, and (i) no "reportable event" (as defined in Section 4043 of ERISA (other than an event not subject to the notice requirement of the PBGC)) has occurred with respect to any such Plan, (ii) there has been no withdrawal from any Multiemployer Plan or steps taken to do so that have resulted or could


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reasonably be expected to result in material liability for the Partnership
Guarantors, (iii) no Plan has been terminated or has commenced to be terminated which could reasonably be expected to result in material liability for the Partnership Guarantors, (iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (v) no condition exists or event or transaction has occurred with respect to any Plan that, in each case, could reasonably be expected to result in a Material Adverse Effect.

Section .5.        Business of the Partnership Guarantors. Except as otherwise permitted in this Agreement and the other Financing Documents, none of the Partnership Guarantors is engaged in any business other than the development, acquisition, construction, operation and financing of the Projects and transactions related thereto or as permitted under Section 4.7 hereof.

Section .6.        Valid Title. Each of the Partnership Guarantors has valid
legal title to all of its assets.

Section .7.        Security Interests.  The security interests to be
transferred to and/or to be created in favor of Funding Corporation hereunder and under the Security Documents will be, to the extent provided herein and therein, valid and perfected first priority security interests in and liens on the collateral described therein.

Section .8.        Utility Regulation. None of the Partnership Guarantors is
subject to regulation by any Governmental Authority under PUHCA as a "public utility company" or an "affiliate," or "subsidiary company" of a "registered holding company" or a company subject to registration under PUHCA.


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Section .9.        Qualifying Facility.  The Partnership Projects are
Qualifying Facilities.

Section .10.       Investment Company Act.  None of the Partnership Guarantors
is, and following the execution of the Partnership Project Note, will be, an "investment company" or, to its knowledge, an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

Section .11.       No Defaults.  None of the Partnership Guarantors is in
default under any Project Documents or other material project contract which could reasonably be expected to result in a Material Adverse Effect. To the best of the Partnership Guarantors' knowledge, no material default exists by any other party to the Project Documents or other material project contracts.

Section .12.       Governmental Approvals. All Governmental Approvals which
are required to be obtained by, in the name of or on behalf of any of the Partnership Guarantors or, to the knowledge of any of the Partnership Guarantors, any other party to any Financing Document, in connection with (a) the issuance of the Partnership Project Note and (b) the execution, delivery and performance by the Partnership Guarantors and any other party to any Financing Document of the Financing Documents, have been duly obtained or made, are validly issued and are in full force and effect.

Section .13.       Margin Stock. None of the Partnership Guarantors is
engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any margin stock, within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal


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Reserve System. No part of the proceeds of any loan made under this Agreement will be used for "purchasing" or "carrying" any "margin stock" as so defined, or for extending credit to others for the purpose of purchasing or carrying margin stock, or for any purpose which would violate, or cause a violation of, any such regulation.

Section .14.       Taxes. The Partnership Guarantors have filed all federal
and state tax returns, to date, required to be filed by applicable laws and have paid all federal and state taxes due under such tax returns except to the extent that such taxes are being contested in good faith and by appropriate proceedings and adequate reserves, bonds or other security have been established with respect thereto.

Section .15.       Ownership of Partnership Guarantors. As of the date of this
Agreement, (a) Magma and Funding Corporation are the sole shareholders of CEOC and VPC, (b) CEOC and Conejo are the sole general partners of Del Ranch, and Magma and Conejo are the sole limited partners of Del Ranch, (c) CEOC and Niguel are the sole general partners of Elmore, and Magma and Niguel are the sole limited partners of Elmore, (d) CEOC and San Felipe are the sole general partners of Leathers, and Magma and San Felipe are the sole limited partners of Leathers, (e) VPC and BNG are the sole general partners of Vulcan, (f) CEOC is the sole shareholder of each of Conejo, Niguel and San Felipe and (g) VPC is the sole shareholder of BNG.

Section .16.       Disclosure. Each of the Series D and E Preliminary
Offering Circular and the Series D and E Final Offering Circular as of its date did not, and the Series D and E Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact with respect to the Partnership Guarantors or omit to state any material fact necessary to make the statements made therein


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with respect to the Partnership Guarantors, in the light of the circumstances under which they were made, not misleading.

            ARTICLE 2 - COVENANTS AND AGREEMENTS OF THE PARTNERSHIP
                                  GUARANTORS

                  Each Partnership Guarantor hereby covenants and agrees that from the date of this Agreement, it shall faithfully observe and fulfill, and shall cause to be fulfilled and observed, each of the following covenants that is applicable to such Partnership Guarantor until all amounts due under the Securities and the Indenture shall have been repaid.

Section .1.        Reporting Requirements. Each of the Partnership
Guarantors shall provide to Funding Corporation (a) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information within forty-five (45) days of the end of each quarter and audited annual reports within ninety (90) days of the end of each fiscal year, (b) all other information in respect of the Partnership Guarantors requested by Funding Corporation to enable Funding Corporation to meet its obligations under the Indenture, (c) copies of material notices delivered in connection with any Partnership Project Documents, and (d) written notice of any Credit Agreement Default or Event of Default under this Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect.

Section .2.        Sale of Assets. Except as contemplated by the Partnership
 Project Documents, none of the Partnership Guarantors shall sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Partnership Projects except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Partnership Projects; provided, however, without limiting the


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generality of the foregoing, that the Partnership Guarantors shall be allowed to lend useful spare parts to the Salton Sea Guarantors for use in the Salton Sea Projects or to other Permitted Facilities financed with Permitted Debt for use in such Permitted Facilities.

Section .3.        Sale of Partnership Interests. Neither CEOC nor VPC
shall sell, transfer or convey any of their partnership interests in the Partnership Project Companies.

Section .4.        Insurance. Except as set forth below, the Partnership
Project Companies shall maintain or cause to be maintained (a) on the date hereof the insurance in effect with respect to the Partnership Projects on the date hereof and (b) insurance as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. The Partnership Project Companies have business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation and automobile insurance. The Partnership Project Companies shall not reduce or cancel such insurance coverages (or permit any such coverages to be reduced or cancelled) if the Insurance Consultant determines that (i) such reduction or cancellation would not be reasonable under the circumstances and (ii) the insurance coverages sought to be reduced or cancelled are available on commercially reasonable terms or that another level of coverage greater than that proposed by the Partnership Project Companies is available on commercially reasonable terms (in which case such coverage may be reduced to such greater available levels).

Section .5.        QF Status. The Partnership Project Companies shall operate and maintain the Partnership Projects as Qualifying Facilities unless the failure to do so operate and maintain such Projects as Qualifying Facilities would not cause or result in (a) a breach of the


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power purchase agreements that the Partnership Project Companies are party to or (b) an adverse effect on the revenues to be received under such power purchase agreements.

Section .6.        Governmental Approvals; Title. Each of the Partnership
Guarantors shall at all times (a) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (b) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens), except in each case where the failure to do so in clause (a) or (b) could not reasonably be expected to have a Material Adverse Effect.

Section .7.        Nature of Business. None of the Partnership Guarantors
shall engage in any business other than their existing businesses and, in the case of the Partnership Project Companies, the development, acquisition, construction, operation and financing of the Partnership Projects as contemplated by the Transaction Documents; provided, however, that (a) CEOC shall be permitted to enter into agreements to provide operating and maintenance services, administrative services, technical services or related services for Permitted Facilities owned in whole or in part by CalEnergy (directly or indirectly) and located in Imperial County, California and (b) the Partnership Guarantors may engage in Permitted Facilities at the SSKGRA
(i)(A) for which Permitted Debt may be incurred and (B) if the Independent Engineer certifies that such other projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (ii) if Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.


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Section .8.        Compliance With Laws. Each of the Partnership Guarantors
shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

Section .9.        Prohibition on Fundamental Changes. None of the Partnership
Guarantors shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that any Guarantor shall be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or will occur as a result thereof and in the event that any of the Partnership Guarantors is not the surviving entity (i) the surviving entity shall, simultaneously with such merger, assume all the obligations of such Partnership Guarantor under this Agreement and under the other Financing Documents to which such Partnership Guarantor was a party,
(ii) Funding Corporation shall have received appropriate amendments to this Agreement and the other Financing Documents to which such Partnership Guarantor was a party, all financing statements necessary to preserve its valid, perfected, first priority security interest in the Partnership Collateral, each in form and substance reasonably satisfactory to Funding Corporation, (iii) after giving effect to such merger, the merger shall not result in a Material Adverse Effect and (iv) after giving effect to such merger, no Credit Agreement Event of Default or Event of Default shall have occurred or be continuing. None of the Partnership Guarantors shall purchase or otherwise acquire all or substantially all of the assets of any other Person, except for the purchase or acquisition by the Partnership Guarantors of the partnership interests or assets of the Partnership Projects not currently owned by the Partnership Guarantors; provided, however, that the Partnership Guarantors may engage in Permitted Facilities at the SSKGRA (a) for which Permitted

Debt may be incurred or (b) if the Independent Engineer certifies that such other projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Partnership Projects or the Partnership Projects or (c) if Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.

Section .10.       Revenue Fund. Each of the Partnership Guarantors shall take all actions as may be necessary to cause revenues of the Partnership Guarantors to be deposited in the Revenue Fund to the extent required by the Depositary Agreement.

Section .11.       Transactions With Affiliates. None of the Partnership
Guarantors shall enter into any transaction or agreement with any Affiliate of the Partnership Guarantors other than (a) as contemplated under the Transaction Documents or (b) transactions in the ordinary course of business and on terms no less favorable to the Partnership Guarantors than the Partnership Guarantors would obtain in an arms length transaction with a Person that is not an Affiliate of the Partnership Guarantors.

Section .12.       Restricted Payments. The Partnership Guarantors shall not
make any Restricted Payments except (a) as permitted under the Depositary Agreement or as contemplated in the Offering Circular to occur on the Closing Date and (b) in respect of Operating and Maintenance Costs.

Section .13.       Exercise of Rights Under Partnership Project Documents. None
of the Partnership Guarantors shall exercise, or fail to exercise, their rights under the partnership agreements of each of the Partnership Project Companies or any of the Partnership Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.

Section .14.       Amendments to Contracts. Neither CEOC nor VPC shall
terminate, amend, replace or modify the partnership agreement of any of the Partnership Project Companies or the Partnership Project Documents to which it is a party unless such termination, amendment, replacement or modification (i) could not reasonably be expected to have a Material Adverse Effect or (b) is required under applicable law. In addition, none of the Partnership Guarantors shall terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Partnership Guarantors), any of the Partnership Project Documents to which it is a party (other than a Permitted Power Contract Buy-Out) unless (a)(1) such Partnership Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (2) in the case of any amendment, termination or modification of any Power Purchase Agreement which affects the revenues derived by any of the Partnership Guarantors, the Independent Engineer certifies that such amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect, (b) the Partnership Guarantors provide a letter from the Rating Agencies confirming that such amendment, termination or modification shall not result in a Rating Downgrade, or (c) such amendment, termination or modification is required under applicable law.

Section .15.       Limitations on Debt/Liens. None of the Partnership Guarantors
shall create or incur or suffer to exist any Debt except Permitted Guarantor Debt and except for Debt of the Partnership Project Companies in existence on the Closing Date which has been effectively defeased or cash collateralized in connection with the issuance of the Series D and E Securities. None of the Partnership Guarantors shall grant, create, incur or suffer to exist any Liens upon any of its properties, except for Permitted Liens.

Section .16.       Books and Records. The Partnership Guarantors shall
maintain their books and records and give the Funding Corporation, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

Section .17.       Additional Project Documents. The Partnership Guarantors
shall perform and observe their respective covenants and obligations under all of the Partnership Project Documents in all material respects except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Partnership Project Companies shall not enter into any Additional Project Documents if entering into such document could reasonably be expected to result in a Material Adverse Effect.

Section .18.       Maintenance of Existence. The Partnership Guarantors shall at all times preserve and maintain in full force and effect (a) their existence as limited partnerships, corporations or a general partnership, as applicable, in good standing under the laws of the State of California, Nevada or Delaware, as applicable, (b) their qualification to do business in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business as conducted or proposed to be conducted makes such qualification necessary, and (c) all of their powers, rights, privileges and franchises which are necessary for the ownership and operation of their respective businesses.

Section .19.       Taxes. The Partnership Guarantors shall pay and discharge all taxes, assessments and governmental charges upon them, their income and their properties prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings, and
(b) adequate reserves, bonds or other security are established with respect thereto.

Section .20.       Additional Documents; Filings and Recordings. The Partnership
Guarantors shall execute and deliver, as requested by Funding Corporation, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of Funding Corporation granted or provided for by this Agreement or the other Financing Documents to which the Partnership Guarantors are party and to consummate the transactions contemplated therein. The Partnership Guarantors shall, at their own expense, take all reasonable actions (a) that are requested by Funding Corporation or
(b) that an Authorized Officer of the Partnership Guarantors has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Funding Corporation. Without limiting the generality of the foregoing, the Partnership Guarantors shall execute or cause to be executed and shall file or cause to be filed such Financing Statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable (in the opinion of counsel for Funding Corporation) to establish, maintain and perfect such security interests.

ARTICLE 3              - DEFAULT AND REMEDIES
                         --------------------

Section .1.        Events of Default.  Each of the following events and
occurrences shall constitute a Credit Agreement Event of Default under this
Agreement:

              (a) the failure by the Partnership Guarantors to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Partnership Project Note for fifteen (15) or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, after application by the Trustee, in accordance with the provisions of the Indenture, of any amounts in Funding

Corporation's account in the Debt Service Reserve Fund (as defined in the Depositary Agreement) and amounts otherwise advanced by other Guarantors for the benefit of the Partnership Guarantors.

              (b) any representation or warranty made by the Partnership Guarantors under this Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for thirty (30) or more days from the date an Authorized Officer of the Partnership Guarantors has actual knowledge thereof; provided, however, that if the Partnership Guarantors commence efforts to cure such fact, event or circumstance within such thirty
(30) day period, the Partnership Guarantors may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of Default for an additional sixty (60) days so long as the Partnership Guarantors are diligently pursuing such cure;

              (c) the failure by any of the Partnership Guarantors to perform or observe any covenant contained in Sections 4.2, 4.4, 4.7, 4.9, 4.12, 4.13, 4.14, 4.16, or 4.19 hereof, if any, and such failure shall continue uncured for thirty (30) or more days after an Authorized Officer of such Partnership Guarantor obtains actual knowledge of such failure;

              (d) the failure by any of the Partnership Guarantors to perform or observe any of the other covenants contained in this Agreement or in the other Financing Documents the Partnership Guarantors are party to (other than such failures described in Sections 5.1(c) above) and such failure shall continue uncured for sixty (60) or more days after an Authorized Officer of the Partnership Guarantors has actual knowledge of such failure; provided, however, that if the Partnership Guarantors commence efforts to cure such default within such sixty (60) day period, the Partnership Guarantors may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional thirty (30) days so long as the Partnership Guarantors are diligently pursuing such cure;

              (e)     any of the Partnership Guarantors:

                  (1) does not pay its Debts as they become due or admits in writing its inability to pay its Debts or makes a general assignment for the benefit of creditors; or

                  (2) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor Relief Law"); or

                  (3) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its Debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief; or

                  (4) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of sixty (60) days;

                             (a) the entry of one or more final and
non-appealable judgment or judgments for the payment of money in excess of Ten Million Dollars ($10 Million) (exclusive of judgment amounts fully covered by insurance or indemnity) against the Partnership Guarantors, which remain unpaid or unstayed for a period of ninety (90) or more consecutive days;

                             (b) an event of default under any Permitted
Guarantor Debt of the Partnership Guarantors in excess of Ten Million Dollars ($10 Million) occurs and such debt becomes due and payable prior to its stated maturity;

                             (c) the Partnership Guarantors fail to perform
any of their respective payment obligations under the Partnership Guarantee for fifteen (15) or more days after the same becomes due and payable;

                             (d) any Governmental Approval required for the
operation of a Project owned by the Partnership Project Companies is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured for sixty (60) days following the occurrence thereof;

                             (e) any Partnership Project Document ceases to be
valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under this Agreement, and any such event results in a Material

Adverse Effect; provided, however, that no such event shall be a Credit Agreement Event of Default if within one hundred eighty (180) days from the occurrence of any such event, the Partnership Guarantors (1) cause the third party to resume performance or cure such misrepresentation or (2) enter into an Additional Project Document in replacement thereof, as permitted under this Agreement;

                             (f) the failure of any of the Partnership
Guarantors to perform or observe any of its covenants or obligations contained in any of the Partnership Project Documents to which it is a party if such failure shall result in the termination of such Partnership Project Document or otherwise result in a Material Adverse Effect; provided, however that such event shall not be a Credit Agreement Event of Default if within one hundred eighty (180) days from the occurrence of any such event, the Partnership Guarantors enter into an Additional Project Document in replacement thereof as permitted under this Agreement;

                             (g) any of the Partnership Security Documents
ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Partnership Guarantors shall have ten (10) days to cure any such impairment or cessation or to furnish to the Trustee, the Collateral Agent or the Depositary Agent all documents or instruments required to cure any such cessation; or

                             (h) an Event of Default under Section 6.1 (c),
(d), (e), (f), (g), (h), (i), (j), (k) or (l) of the Indenture occurs.

Section .2.         Consequences of Event of Default. If one or more Credit
Agreement Events of Default under this Agreement have occurred and are continuing, then:

                  (a) in the case of a Credit Agreement Event of Default under
Section 5.1(e) hereof, the entire outstanding principal amount of the Partnership Project Note, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Project Note and this Agreement, if any, shall automatically become due and payable, without presentment, demand, protest or notice of any kind; or

                  (b) in the case of a Credit Agreement Event of Default under:

                             (1) Sections 5.1(a) or (h) hereof, upon the
written and unrescinded direction of the Holders of no less than thirty three and one-third percent (33 1/3%) in aggregate principal amount of the Outstanding Securities, Funding Corporation shall declare the outstanding principal amount of the Partnership Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under this Agreement, if any to be due and payable, and

                             (2) Sections 5.1(b), (c), (d), (f), (g), (i),
(j), (k), (l) and (m) hereof, upon the written and unrescinded direction of the Holders of no less than fifty percent (50%) in aggregate principal amount of the Outstanding Securities, Funding Corporation shall declare the outstanding principal amount of the Partnership Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under this Agreement, if any to be due and payable.

Section .3.          Continuing Lien. (a) The liens and security interests
granted in this Agreement, the other Financing Documents to which the Partnership Guarantors are party and the Security Documents to which the Partnership Guarantors are party secure all indebtedness and all obligations of the Partnership Guarantors owed to Funding Corporation in connection with the

Partnership Project Loan of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed.

                  (a) Notwithstanding anything to the contrary in this Agreement, the other Financing Documents to which the Partnership Guarantors are party or the Security Documents to which the Partnership Guarantors are party, if at the time the principal balance of the Securities is fully paid (the "Pay-off Date"), any other amounts owed by the Partnership Guarantors hereunder remain to be paid, Funding Corporation shall not be obligated to release any collateral remaining subject to the Security Documents, and such collateral shall continue to secure the payment of such amounts remaining as of the Pay-off Date.

Section .4.             Defense of Actions. Upon the occurrence of a Credit
Agreement Event of Default, Funding Corporation may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Partnership Project Loan, the Partnership Projects or the respective rights and obligations of Funding Corporation and any other person pursuant to this Agreement, any other Financing Document to which the Partnership Guarantors are party or any Security Document to which the Partnership Guarantors are party. Funding Corporation may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which expenses the Partnership Guarantors hereby agree to repay to Funding Corporation promptly upon demand.

ARTICLE 2               - GENERAL TERMS AND CONDITIONS
                          ----------------------------

Section .1.               Notices.  All notices, requests, complaints, demands,
communications or other papers shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram or telex, addressed to the parties as follows:

If to the Partnership Guarantors:    CalEnergy Operating Company
                                     302 South 36th Street, Suite 400-C
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Vulcan Power Company
                                     302 South 36th Street, Suite 400-E
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Conejo Energy Company
                                     302 South 36th Street, Suite 400-G
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Niguel Energy Company
                                     302 South 36th Street, Suite 400-H
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     San Felipe Energy Company
                                     302 South 36th Street, Suite 400-I
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     BN Geothermal Inc.
                                     302 South 36th Street, Suite 400-J
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Del Ranch, L.P.
                                     302 South 36th Street, Suite 400-C
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Elmore, L.P.
                                     302 South 36th Street, Suite 400-C
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Leathers, L.P.
                                     302 South 36th Street, Suite 400-C
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

                                     Vulcan/BN Geothermal Power Company
                                     302 South 36th Street, Suite 400-E
                                     Omaha, Nebraska 68131
                                     Attention: General Counsel

If to Funding Corporation:           Salton Sea Funding Corporation
                                     302 South 36th Street, Suite 400-A
                                     Omaha, Nebraska 68131
                                     Attention: Chief Financial Officer

If to Moody's:                       Moody's Investors Service
                                     99 Church Street
                                     New York, New York 10007
                                     Attention:  Corporate Utilities Department

If to S & P:                         Standard & Poor's Corporation
                                     25 Broadway
                                     New York, New York 10004
                                     Attention:  Corporate Finance Department
                                     Electric Utilities Group

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section .1.             Amendments and Waivers. This Agreement may only be
amended by a document signed by Funding Corporation and the Partnership Guarantors. No waiver of any provision of this Agreement nor consent by Funding Corporation to any departure by the Partnership Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Funding Corporation. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Funding Corporation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as provided above) nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Agreement shall be binding upon the Partnership Guarantors, its successors and any permitted assigns.

Section .2.             Election of Remedies. The remedies herein provided
are cumulative and not exclusive of any remedies provided by law. Funding Corporation shall have all of the rights and remedies granted in the Financing Documents and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Partnership Guarantors, or any collateral under the Financing Documents, at the sole discretion of Funding Corporation.

Section .3.             Severability. Any provision of this Agreement which is
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section .4.             Third-Party Beneficiaries; Prior Agreements. It is
intended that the Trustee, the Collateral Agent and the Depositary Agent be, and the Trustee, the Collateral Agent and the Depositary Agent are hereby made, third-party beneficiaries of this Agreement. This Agreement is for the sole benefit of Funding Corporation, the Trustee, the Holders and the Partnership Guarantors and is not for the benefit of any other third party. Notwithstanding the two preceding sentences, no Holder shall have any right to pursue any remedy hereunder except through the Trustee as permitted under Sections 6.5 and 6.6 of the Indenture. This Agreement supersedes all prior agreements among the parties with respect to the matters addressed herein.

Section .5.            Partnership Guarantors in Control. In no event shall
Funding Corporation's or the Trustee's rights and interests under this Agreement and the other Financing Documents be construed to give Funding Corporation or the Trustee, or be deemed to indicate that Funding Corporation or the Trustee has, control of the business, management or properties of the Partnership Guarantors or power over the daily management functions and operating decisions made by the Partnership Guarantors.

Section .6.            Number and Gender. Whenever used herein, the singular
number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

Section .7.            Captions. The captions, headings, table of contents and
arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

Section .8.            Applicable Law and Jurisdiction. This Agreement shall be
governed by and construed and interpreted in accordance with the laws of the State of California.

Section .9.            Consent. Whenever the consent or approval of Funding
Corporation or the Partnership Guarantors is required herein, such consent or approval shall not be unreasonably withheld or delayed.

Section .10.           No Recourse. Funding Corporation agrees that no general
partner (except CEOC, VPC, Conejo, Niguel, San Felipe and BNG), limited partner (except Conejo, Niguel and San Felipe), officer, director, employee or shareholder of the Partnership Guarantors or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this Agreement for the payment of any sums now or hereafter owing Funding

Corporation under the terms of, or for the performance of any obligation contained in, this Agreement. Funding Corporation agrees that its rights shall be limited to proceeding against the Partnership Guarantors and the security provided or intended to be provided pursuant to the Security Documents and that it shall have no right to proceed against the Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, the Partnership Guarantors, (b) the performance of any obligation, covenant or agreement arising under this Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder.

Section .11.           Counterparts. This Agreement may be signed in any number
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section .12.           Successors and Assigns. All the covenants, promises and
agreements in this Agreement contained by or on behalf of the Partnership Guarantors, or by or on behalf of Funding Corporation, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section .13.           Joint and Several Obligations. The obligations of the
Partnership Guarantors are joint and several.

                  Section 6.15. Maximum Interest Rate. Notwithstanding any provision to the contrary contained herein or in the Partnership Project Note, at no time shall the Partnership Guarantors be obligated or required to pay interest on the principal balance due hereunder or thereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid. If by the terms hereof or of the Partnership Project Note, the

Partnership Guarantors are at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunder shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PARTNERSHIP GUARANTORS:


                                            CALENERGY OPERATING COMPANY,
                                            a Delaware corporation



                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            VULCAN POWER COMPANY,
                                            a Nevada corporation



                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President





                                            CONEJO ENERGY COMPANY,
                                            a California corporation






                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President

                                            NIGUEL ENERGY COMPANY,
                                            a California corporation




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            SAN FELIPE ENERGY COMPANY,
                                            a California corporation




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            BN GEOTHERMAL INC.,
                                            a Delaware corporation




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            DEL RANCH, L.P.,
                                            a California limited partnership




                                            By:    CalEnergy Operating Company,
                                                   a Delaware corporation,
                                                   as General Partner

                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President

                                            ELMORE, L.P.,
                                            a California limited partnership

                                            By:    CalEnergy Operating Company,
                                                   a Delaware corporation,
                                                   as General Partner




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            LEATHERS, L.P.,
                                            a California limited partnership

                                            By:    CalEnergy Operating Company,
                                                   a Delaware corporation,
                                                   as General Partner




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President


                                            VULCAN/BN GEOTHERMAL POWER COMPANY,
                                            a Nevada general partnership

                                            By:    Vulcan Power Company,
                                                   a Nevada corporation,
                                                   as General Partner



                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President

FUNDING CORPORATION:

                                            SALTON SEA FUNDING CORPORATION,
                                            a Delaware corporation




                                            By:   /s/   John G. Sylvia
                                               -----------------------------
                                                 Name:  John G. Sylvia
                                                 Title: Senior Vice President

                                                     SCHEDULE 1
                                       INTEREST AND PRINCIPAL PAYMENT SCHEDULE